UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2010, AVEO Pharmaceuticals, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hercules Technology II, L.P. and Hercules Technology III, L.P., lenders of the Company (each a “Lender” and collectively, the “Lenders”).

The Registration Rights Agreement provides that the Company will file a registration statement on Form S-3 (or successor form) covering resale of shares of Common Stock of the Company acquired by the Lenders pursuant to the option granted to the Lenders pursuant to the Loan and Security Agreement dated May 28, 2010 by and among the Company and the Lenders (the “Loan Agreement”) in a private placement consummated concurrently with a Subsequent Financing (as defined below) that is a public offering within 10 business days of the date of the related acquisition of such shares. The Loan Agreement granted the Lenders an option to acquire, subject to Company’s written consent, not to be unreasonably withheld, either with cash or through conversion of outstanding principal of the loan under the Loan Agreement, up to $2,000,000 of the same equity securities of the Company sold in any sale of equity securities by the Company resulting in at least $10 million in net cash proceeds to the Company (other than the issuance or sale of equity securities in connection with a strategic collaboration agreement or the acquisition by the Company of all or substantially all of the stock or assets of any other entity, and other than the issuance or sale of equity securities to employees, directors or officers of, or consultants to, the Company in connection with the provision of services by any such individual) (a “Subsequent Financing”), on the same terms, conditions and pricing afforded by the Company to other investors participating in the applicable Subsequent Financing.

In addition, the Registration Rights Agreement provides that if the Company files a registration statement with the Securities and Exchange Commission for the public offering and sale of Common Stock of the Company prior to the date on which the shares underlying the warrants to purchase up to an aggregate of 156,641 shares of Common Stock of the Company issued by the Company to the Lenders pursuant to the Loan Agreement on June 2, 2010 (the “Warrants”) are eligible for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, the Company will use its best efforts to register for sale, on such registration statement, shares of Common Stock of the Company issuable upon exercise of the Warrants which the Lenders have requested be so registered.

The Registration Rights Agreement also sets forth certain obligations of the Company and the Lenders in connection with the filing of a registration statement and related registration of shares pursuant to the Registration Rights Agreement, including certain indemnification and contribution obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 24, 2010, the Compensation Committee of the Company’s Board of Directors promoted the Company’s Chief Business Officer, Elan Ezickson, to Executive Vice President and Chief Business Officer, effective July 1, 2010. In connection with and effective upon his promotion, Mr. Ezickson’s annual base salary will be increased 5% to $328,404 and his target bonus as a percentage of base salary pursuant to our annual cash incentive program will be increased from 30% to 40%.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO PHARMACEUTICALS, INC.

Date: June 29, 2010	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement dated June 23, 2010 by and among the Company, Hercules Technology II, L.P. and Hercules Technology III, L.P.